EXHIBIT 10.1.5

EXECUTION VERSION

WAIVER TO CREDIT AGREEMENT

THIS WAIVER TO CREDIT AGREEMENT (this “Waiver”), effective as of April 30, 2014, is by and among IXIA, a California corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), certain banks and financial institutions from time to time party thereto (the “Lenders”) and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, are parties to that certain Credit Agreement dated as of December 21, 2012 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has issued certain 3.00% unsecured convertible notes due December 15, 2015 (the “Convertible Notes”) pursuant to that certain Indenture, dated as of December 7, 2010 (as amended, modified, extended, restated, replaced or supplemented from time to time, the “Convertible Note Indenture”), between the Borrower and Wells Fargo Bank, National Association (the “Trustee”);

WHEREAS, the Borrower has informed the Administrative Agent that the Borrower has delayed its filing of certain documents or reports that the SEC requires the Borrower file pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 (the “Delayed Filing”);

WHEREAS, as a result of the Delayed Filing, the Borrower has not complied with Section 4.06 of the Convertible Note Indenture;

WHEREAS, the Convertible Note Indenture is a Material Contract and pursuant to Section 6.12 of the Credit Agreement, the Borrower must perform and observe all terms and provisions of each Material Contract to be performed or observed by it;

WHEREAS, the Borrower’s failure to comply with Section 6.12 of the Credit Agreement would constitute an Event of Default under Section 8.01(b)(i) of the Credit Agreement (the “Applicable Event of Default”);

WHEREAS, the Loan Parties have requested that the Required Lenders waive the Applicable Event of Default; and

WHEREAS, the Required Lenders are willing to waive the Applicable Event of Default, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
WAIVER

1.1     Waiver of Applicable Event of Default. To the extent that the Delayed Filing constitutes a breach of Section 6.12 of the Credit Agreement and an Event of Default under Section 8.01(b)(i) of the Credit Agreement, the Required Lenders hereby waive, on a one-time basis, the Applicable Event of Default; provided that such waiver shall only apply to the extent that no Event of Default (as defined in the Convertible Notes Indenture) occurs pursuant to Section 6.01(i) of the Convertible Notes Indenture due to failure by the Borrower to cure the breach of Section 4.06 of the Convertible Notes Indenture within sixty (60) days of receipt of notice from either the Trustee or the holders of 25% of the principal amount of the Convertible Notes demanding remedial action in respect of the Delayed Filing. Any occurrence of an “Event of Default” (as defined in the Convertible Notes Indenture) under the Convertible Notes Indenture, whether pursuant to Section 6.01(i) of the Convertible Notes Indenture or otherwise, in connection with the Delayed Filing shall result in an immediate Event of Default under Section 8.01(e) of the Credit Agreement.

1.2     Effectiveness of Waiver. This Waiver shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a waiver of any breach, Default or Event of Default other than as specifically waived herein nor as a waiver of any breach, Default or Event of Default of which the Lenders have not been informed by the Loan Parties, (b) affect the right of the Lenders to demand compliance by the Loan Parties with all terms and conditions of the Loan Documents, except as specifically modified or waived by this Waiver, (c) be deemed a waiver of any transaction or future action on the part of the Loan Parties requiring the Lenders’ or the Required Lenders’ consent or approval under the Loan Documents, or (d) except as waived hereby, be deemed or construed to be a waiver or release of, or a limitation upon, the Administrative Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Loan Document, whether arising as a consequence of any Default or Event of Default (other than the Applicable Event of Default) which may now exist or otherwise, all such rights and remedies hereby being expressly reserved. For the avoidance of doubt, the Required Lenders reserve all rights in respect of any Event of Default that may occur under Section 8.01(e) of the Credit Agreement in respect of the Delayed Filing and nothing in this Waiver shall be construed as a waiver of any rights or remedies under the Credit Agreement or any other Loan Document arising as a consequence of any such Event of Default.

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1     Closing Conditions. This Waiver shall become effective as of the day and year set forth above (the “Waiver Effective Date”) upon satisfaction (or waiver) of the following conditions on or prior to April 30, 2014:

(a)     Executed Waiver. The Administrative Agent shall have received a copy of this Waiver duly executed by each of the Loan Parties, the Required Lenders and the Administrative Agent.

(b)     Default. After giving effect to this Waiver, no Default or Event of Default shall exist.

(c)     Fees and Expenses. The Administrative Agent shall have received from the Borrower such other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and Administrative Agent’s legal counsel shall have received from the Borrower payment of all outstanding fees and expenses previously incurred and all reasonable fees and expenses incurred in connection with this Waiver.

(d)     Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Waiver shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE III
MISCELLANEOUS

3.1     Amended Terms. On and after the Waiver Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Waiver. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2     Representations and Warranties of Loan Parties. Each of the Loan Parties represents and warrants, as of the Waiver Effective Date, as follows:

(a)     It has taken all necessary action to authorize the execution, delivery and performance of this Waiver.

(b)     This Waiver has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)     No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Waiver.

(d)     The representations and warranties set forth in Article V of the Credit Agreement shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct (subject to the materiality qualifications set forth therein) and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, and except that for purposes of this Section 3.2(d), the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively.

(e)     After giving effect to this Waiver, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)     The Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens other than Permitted Liens.

(g)     The Loans and other amounts payable by Borrower pursuant to the Credit Agreement are not reduced or modified by this Waiver and are not subject to any offsets, defenses or counterclaims.

3.3     Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

3.4     Loan Document. This Waiver shall constitute a Loan Document under the terms of the Credit Agreement.

3.5     Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Waiver, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

3.6     Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Waiver.

3.7     Entirety. This Waiver and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8     Counterparts; Telecopy. This Waiver may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Waiver or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

3.9     No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.10     GOVERNING LAW. THIS WAIVER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

3.11     Successors and Assigns. This Waiver shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.12     Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed on the date first above written.

BORROWER:	IXIA, a California corporation

	By:	/s/ Ronald W. Buckly
	Name:	Ronald W. Buckly
	Title:	SVP, Corporate Affairs and General Counsel

GUARANTORS:

CATAPULT COMMUNICATIONS CORPORATION

By:	/s/ Ronald W. Buckly
Name:	Ronald W. Buckly
Title:	VP, Legal

VERIWAVE, INC.

By:	/s/ Ronald W. Buckly
Name:	Ronald W. Buckly
Title:	VP, Legal

ANUE SYSTEMS, INC.

By:	/s/ Ronald W. Buckly
Name:	Ronald W. Buckly
Title:	SVP, Legal

BREAKINGPOINT SYSTEMS, INC.

By:	/s/ Ronald W. Buckly
Name:	Ronald W. Buckly
Title:	SVP, Legal

NET OPTICS, INC.

By:	/s/ Ronald W. Buckly
Name:	Ronald W. Buckly
Title:	VP

[Signature Page to Waiver to Credit Agreement]

NET OPTICS IL, LLC

By:	/s/ Ronald W. Buckly
Name:	Ronald W. Buckly
Title:	Secretary

[Signature Page to Waiver to Credit Agreement]

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., in its capacity as Administrative Agent

	By:	/s/ Marissa P. Roarty
	Name:	Marissa P. Roarty
	Title:	Senior Vice President

[Signature Page to Waiver to Credit Agreement]

LENDERS:	BANK OF AMERICA, N.A., in its capacity as Lender

	By:	/s/ Marissa P. Roarty
	Name:	Marissa P. Roarty
	Title:	Senior Vice President

[Signature Page to Waiver to Credit Agreement]

SILICON VALLEY BANK, as a Lender

By:	/s/ Raj Morey
Name:	Raj Morey
Title:	Vice President

[Signature Page to Waiver to Credit Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Eric Seltenrich
Name:	Eric Seltenrich
Title:	Senior Vice President

[Signature Page to Waiver to Credit Agreement]

STIFEL BANK AND TRUST,
as a Lender

By:	/s/ Matthew L. Diehl
Name:	Matthew L. Diehl
Title:	Senior Vice President

[Signature Page to Waiver to Credit Agreement]